Exhibit 99.1

First M&F Corp. Investor Information
CONTACT: John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

April 18, 2013

FOR IMMEDIATE RELEASE

Credit Quality drives quarterly earnings improvement for First M&F

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported a profit today for the first quarter ended March 31, 2013 of $2.598 million. Net income allocated to common shareholders was $2.020 million or $0.22 basic and diluted earnings per share compared to a profit of $1.139 million or $0.12 basic and diluted earnings per share for the first quarter of 2012. Hugh S. Potts, Jr., CEO and Chairman of the Board, commented, “This quarter is reflective of the established trends of previous quarters and the current state of the economy.” Continuing further Potts said, “That is, our improving asset quality metrics, a trend started many quarters ago, and the stabilization of real estate values, has allowed meaningful reductions in credit-related expenses and the current profitable quarter.”

Net Interest Income

Net interest income was down by 5.69% compared to the first quarter of 2012, with the net interest margin falling to 3.53% on a tax equivalent basis in the first quarter of 2013 as compared to 3.67% in the first quarter of 2012. The most significant contributor to the decrease in net interest income was the erosion in net interest spreads as the opportunities to re-price deposits waned even as earning asset yields continued downward. Mr. Potts commented, “Also reflective of current economic realities is the compression of the net interest margin arising from continued low rates, diminishing spreads and trends toward flat or modest loan growth.”

The net interest margin for the fourth quarter of 2012 was 3.56% as compared to 3.73% for the third quarter of 2012 and 3.72% for the second quarter of 2012. Loans Held for Investment yields decreased to 5.28% in the first quarter of 2013 from 5.80% in the first quarter of 2012. Overall loan yields fell also from the fourth quarter of 2012 to the first quarter. Average total loans were $990.968 million for the first quarter of 2013 as compared to $1.008 billion for the fourth quarter of 2012 and $1.007 billion during the first quarter of 2012. Loans Held for Investment increased by $12.184 million in the first quarter of 2013 but fell by $11.854 million in the fourth quarter of 2012. Deposit costs decreased in the first quarter of 2013 from the fourth quarter of 2012, continuing a trend in declining deposit costs dating back to the fourth quarter of 2007 as costs have reflected the low-rate environment since then. Deposit costs were 0.55% in the first quarter of 2013 as compared to 0.85% in the first quarter of 2012. Deposits fell by $49.900 million, or 3.56% during the first quarter of 2013, primarily from one large depositor. Loans Held for Investment as a percentage of assets were 63.70% at March 31, 2013 as compared to 60.95% at March 31, 2012 and 60.90% at December 31, 2012. Loans grew by less than 1.00% since the first quarter of 2012 while deposits fell by 4.09%.

Non-interest Income

Non-interest income, excluding securities transactions, for the first quarter of 2013 increased by 17.72% compared to the first quarter of 2012, with deposit-related income down 3.50% and mortgage income, bolstered by a somewhat improving housing market and refinancings, up 127.69%. Insurance agency commissions were down slightly, by 1.09%. Mr. Potts commented, “Mortgage volumes and revenues have been a bright spot in the last few quarters. M&F Bank was successful in gearing up to take advantage of the opportunities presented.”

Non-interest Expenses

Non-interest expenses were lower by 7.49% in the first quarter of 2013 as compared to the first quarter of 2012. Salaries and benefits expense decreased by 7.30%, mostly due to lower medical benefits costs, while the major contributor to the overall non-interest expense decrease was the 59.62% fall in foreclosed property expense as credit issues began to dissipate, as property values continued to stabilize and as new credit issues continued to wane. “M&F continues to manage its portfolio of Other Real Estate downward,” said Mr. Potts, “as we're still dealing with the residual aftermath of the real estate collapse.”

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the first quarter of 2013 were 0.21% as compared to 0.47% for the same period in 2012. Non-accrual and 90-day past due loans as a percent of total loans were 0.75% at the end of the first quarter of 2013 as compared to 1.47% at the end of the 2012 quarter.

The allowance for loan losses as a percentage of loans was 1.85% at March 31, 2013 as compared to 1.64% at March 31, 2012. The provision for loan losses fell to $1.280 million in the first quarter of 2013 from $2.280 million in the first quarter of 2012. Mr. Potts commented, “The trend of decreasing credit-related expenses, primarily through lower provisions for loan losses, is the result of quarters and years of credit remediation and recovery by M&F associates. This gratifying pattern of improvement and contribution to earnings, though, will soon run its course and the Company will have to look to profitable asset growth and increased operating efficiencies to spur long-term earnings growth.”

Balance Sheet

Total assets at March 31, 2013 were $1.551 billion as compared to $1.602 billion at the end of 2012 and $1.607 billion at March 31, 2012. Total Loans Held for Investment were $987.657 million compared to $975.473 million at the end of 2012 and $979.495 million at March 31, 2012. Deposits were $1.353 billion compared to $1.403 billion at the end of 2012 and $1.411 billion at March 31, 2012. Total capital was $120.771 million, while common equity was $101.558 million, or $11.00 in book value per share, at March 31, 2013.
Conclusion
Looking forward, Mr. Potts said, “The challenges ahead for First M&F are common to the banking sector as a whole: profitable growth in a low rate environment complicated by a still struggling economy, modest loan demand and narrowing spreads. The potential merger with Renasant, announced in February, should open up greater growth markets and opportunities with higher efficiencies, creating improved shareholder value. M&F associates look forward to the challenge and the change.” In conclusion, Mr. Potts said, “While we await various approvals from regulators and shareholders, we have a patient, thankful and optimistic comfort in the Providential orchestration of the future of M&F, Renasant and the U.S.A. A thorough discussion of the merger will be forthcoming for shareholder enlightenment and decision. Meanwhile, M&F associates are committed to serving well, as always.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 26 communities in Mississippi, Alabama and Tennessee.

Caution Concerning Forward‑Looking Statements

This document includes certain "forward‑looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	March 31	December 31	March 31
	2013	2012	2012
Cash and due from banks	$32,543	$54,811	$38,688
Interest bearing bank balances	31,590	94,313	51,900
Federal funds sold	10,000	10,000	25,000
Securities available for sale (cost of
$370,679, $341,273 and $361,199)	377,051	348,562	365,970
Loans held for sale	17,573	21,014	28,684

Loans	987,657	975,473	979,495
Allowance for loan losses	18,269	17,492	16,084
Net loans	969,388	957,981	963,411

Bank premises and equipment	36,871	37,264	37,831
Accrued interest receivable	5,863	5,683	6,098
Other real estate	24,820	25,970	34,636
Other intangible assets	4,053	4,159	4,479
Other assets	40,768	41,926	50,445
Total assets	$1,550,520	$1,601,683	$1,607,142

Non-interest bearing deposits	$252,453	$276,295	$238,603
Interest bearing deposits	1,100,322	1,126,380	1,171,905
Total deposits	1,352,775	1,402,675	1,410,508

Federal funds and repurchase agreements	2,250	3,720	3,738
Other borrowings	34,877	36,007	41,673
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	628	661	868
Other liabilities	8,291	9,249	8,072
Total liabilities	1,429,749	1,483,240	1,495,787

Preferred stock, 30,000 shares issued and outstanding	19,213	18,865	17,877
Common stock, 9,233,917, 9,230,799 and 9,162,721
shares issued & outstanding	46,170	46,154	45,814
Additional paid-in capital	32,497	32,469	31,892
Nonvested restricted stock awards	325	244	700
Retained earnings	21,184	19,180	15,508
Accumulated other comprehensive income (loss)	1,382	1,531	(436)
Total equity	120,771	118,443	111,355
Total liabilities & equity	$1,550,520	$1,601,683	$1,607,142

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended March 31
	2013	2012
Interest and fees on loans	$12,698	$14,158
Interest on loans held for sale	56	173
Taxable investments	1,231	1,490
Tax exempt investments	352	318
Federal funds sold	6	15
Interest bearing bank balances	58	51
Total interest income	14,401	16,205

Interest on deposits	1,516	2,513
Interest on fed funds and repurchase agreements	4	6
Interest on other borrowings	371	451
Interest on subordinated debt	283	271
Total interest expense	2,174	3,241

Net interest income	12,227	12,964
Provision for possible loan losses	1,280	2,280
Net interest income after loan loss	10,947	10,684

Service charges on deposits	2,371	2,457
Mortgage banking income	1,291	567
Agency commission income	820	829
Fiduciary and brokerage income	160	140
Other income	1,044	837
Gains on AFS securities	16	591
Total noninterest income	5,702	5,421

Salaries and employee benefits	6,362	6,863
Net occupancy expense	865	908
Equipment expenses	432	463
Software and processing expenses	356	362
FDIC insurance assessments	348	514
Foreclosed property expenses	588	1,456
Intangible asset amortization and impairment	106	107
Other expenses	3,882	3,313
Total noninterest expense	12,939	13,986

Net income before taxes	3,710	2,119
Income tax expense	1,112	512
Net income	$2,598	$1,607

Earnings Per Common Share Calculations:
Net income	$2,598	$1,607
Dividends and accretion on preferred stock	(497)	(463)
Net income applicable to common stock	2,101	1,144
Earnings attributable to participating securities	81	5
Net income allocated to common shareholders	$2,020	$1,139

Weighted average shares (basic)	9,231,457	9,156,476
Weighted average shares (diluted)	9,345,384	9,156,476
Basic earnings per share	$0.22	$0.12
Diluted earnings per share	$0.22	$0.12

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended	YTD Ended	YTD Ended
	March 31	December 31	March 31	December 31
	2013	2012	2012	2011
Performance Ratios:
Return on assets (annualized)	0.67%	0.44%	0.40%	0.27%
Return on equity (annualized) (a)	8.84%	6.12%	5.84%	4.00%
Return on common equity (annualized) (a)	8.51%	5.30%	4.95%	2.81%
Efficiency ratio (c)	71.25%	74.98%	75.18%	78.47%
Net interest margin (annualized, tax-equivalent)	3.53%	3.67%	3.67%	3.68%
Net charge-offs to average loans (annualized)	0.21%	0.61%	0.47%	1.05%
Nonaccrual loans to total loans	0.72%	0.75%	1.45%	1.68%
90 day accruing loans to total loans	0.03%	0.03%	0.02%	0.06%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	March 31	December 31	September 30	June 30
	2013	2012	2012	2012
Per Common Share (diluted):
Net income	$0.22	$0.14	$0.14	$0.14
Cash dividends paid	0.01	0.01	0.01	0.01
Book value	11.00	10.79	10.69	10.44
Closing stock price	14.15	6.98	7.42	5.18

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	$150,125	$153,550	$155,890	$147,773
Non-residential real estate	557,453	542,859	554,475	567,184
Residential real estate	203,260	200,992	197,629	189,927
Home equity loans	39,047	37,736	37,196	36,183
Consumer loans	37,772	40,336	42,137	41,529
Total loans	$987,657	$975,473	$987,327	$982,596

Deposit Composition: (in thousands)
Noninterest-bearing deposits	$252,453	$276,295	$233,684	$236,145
NOW deposits	419,376	423,461	386,371	391,726
MMDA deposits	207,931	214,091	216,620	211,447
Savings deposits	119,728	118,123	117,404	116,598
Core certificates of deposit under $100,000	182,245	188,733	201,361	208,684
Core certificates of deposit $100,000 and over	159,913	165,979	177,084	178,926
Brokered certificates of deposit under $100,000	3,295	3,549	3,417	3,393
Brokered certificates of deposit $100,000 and over	7,834	12,444	13,533	14,419
Total deposits	$1,352,775	$1,402,675	$1,349,474	$1,361,338

Nonperforming Assets: (in thousands)
Nonaccrual loans	$7,277	$7,444	$6,219	$6,443
Other real estate	24,820	25,970	28,002	31,077
Investment securities	604	733	644	639
Total nonperforming assets	$32,701	$34,147	$34,865	$38,159
Accruing loans past due 90 days or more	$268	$321	$408	$1,537
Restructured loans (accruing)	$21,657	$21,800	$16,784	$18,372
Total nonaccrual loan to loans	0.72%	0.75%	0.62%	0.64%
Total nonperforming credit assets to loans and ORE	3.12%	3.27%	3.29%	3.62%
Total nonperforming assets to assets ratio	2.11%	2.13%	2.24%	2.44%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	$17,492	$16,656	$15,310	$16,084
Provision for loan loss	1,280	1,980	1,980	2,280
Charge-offs	(747)	(1,584)	(1,035)	(3,460)
Recoveries	244	440	401	406
Ending balance	$18,269	$17,492	$16,656	$15,310

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	March 31	December 31	September 30	June 30
	2013	2012	2012	2012
Condensed Income Statements: (in thousands)

Interest income	$14,401	$15,186	$15,625	$15,906
Interest expense	2,174	2,545	2,753	2,990
Net interest income	12,227	12,641	12,872	12,916
Provision for loan losses	1,280	1,980	1,980	2,280
Noninterest revenues	5,702	5,735	5,607	6,035
Noninterest expenses	12,939	13,913	14,060	14,319
Net income before taxes	3,710	2,483	2,439	2,352
Income tax expense	1,112	652	645	599
Net income	$2,598	$1,831	$1,794	$1,753
Preferred dividends	(497)	(488)	(479)	(471)
Net income applicable to common stock	2,101	1,343	1,315	1,282
Earnings attributable to participating securities	81	53	51	56
Net income allocated to common shareholders	$2,020	$1,290	$1,264	$1,226

Tax-equivalent net interest income	$12,458	$12,859	$13,088	$13,134

Selected Average Balances: (in thousands)
Assets	$1,570,994	$1,585,467	$1,546,416	$1,577,420
Loans held for investment	977,198	982,894	984,282	973,545
Earning assets	1,431,054	1,436,348	1,396,824	1,420,370
Deposits	1,369,784	1,381,667	1,343,559	1,379,716
Equity	119,209	117,529	115,544	112,466
Common equity	100,171	98,837	97,186	94,430

Selected Ratios:
Return on average assets (annualized)	0.67%	0.46%	0.46%	0.45%
Return on average equity (annualized) (a)	8.84%	6.19%	6.18%	6.27%
Return on average common equity (annualized) (a)	8.51%	5.40%	5.38%	5.46%
Average equity to average assets	7.59%	7.41%	7.47%	7.13%
Tangible equity to tangible assets (b)	7.55%	7.15%	7.28%	7.04%
Tangible common equity to tangible assets (b)	6.31%	5.97%	6.08%	5.87%
Net interest margin (annualized, tax-equivalent)	3.53%	3.56%	3.73%	3.72%
Efficiency ratio (c)	71.25%	74.83%	75.21%	74.70%
Net charge-offs to average loans (annualized)	0.21%	0.46%	0.26%	1.26%
Nonaccrual loans to total loans	0.72%	0.75%	0.62%	0.64%
90 day accruing loans to total loans	0.03%	0.03%	0.04%	0.15%
Price to book	1.29x	0.65x	0.69x	0.50x
Price to earnings	16.08x	12.46x	13.25x	9.25x

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
1Q 2013	$2,598	$2,101	$2,020	$0.22
4Q 2012	1,831	1,343	1,290	0.14
3Q 2012	1,794	1,315	1,264	0.14
2Q 2012	1,753	1,282	1,226	0.14
1Q 2012	1,607	1,144	1,139	0.12
4Q 2011	987	533	530	0.05
3Q 2011	1,330	882	878	0.10
2Q 2011	1,106	666	661	0.07
1Q 2011	950	518	515	0.06

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to
	Per FTE	Total Revenues	Average Assets
	(thousands)	(percent)	(percent)
1Q 2013	$40.4	31.40%	1.47%
4Q 2012	40.2	30.85%	1.44%
3Q 2012	39.9	29.99%	1.44%
2Q 2012	41.1	31.48%	1.54%
1Q 2012	40.5	29.14%	1.36%
4Q 2011	39.0	31.48%	1.50%
3Q 2011	36.6	27.96%	1.30%
2Q 2011	36.6	25.88%	1.18%
1Q 2011	37.9	30.67%	1.43%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Average Assets	Ratio
	(percent)	(percent) (c)
1Q 2013	3.34%	71.25%
4Q 2012	3.49%	74.83%
3Q 2012	3.62%	75.21%
2Q 2012	3.65%	74.70%
1Q 2012	3.50%	75.18%
4Q 2011	3.82%	80.29%
3Q 2011	3.52%	75.76%
2Q 2011	3.59%	78.56%
1Q 2011	3.70%	79.26%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD March 2013		QTD March 2012
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	$76,526	0.31%	$79,212	0.26%
Federal funds sold	10,000	0.24%	25,000	0.25%
Taxable investments (amortized cost)	309,373	1.61%	299,622	2.00%
Tax-exempt investments (amortized cost)	44,187	5.16%	34,969	5.83%
Loans held for sale	13,770	1.65%	22,729	3.06%
Loans held for investment	977,198	5.28%	983,800	5.80%
Total earning assets	1,431,054	4.15%	1,445,332	4.57%
Non-earning assets	139,940		161,681
Total average assets	$1,570,994		$1,607,013

NOW	$422,966	0.22%	$419,260	0.46%
MMDA	212,106	0.18%	226,602	0.52%
Savings	118,719	0.80%	120,835	0.99%
Certificates of Deposit	361,037	1.08%	417,086	1.39%
Short-term borrowings	5,337	0.31%	5,054	0.48%
Other borrowings	66,173	4.01%	73,107	3.97%
Total interest bearing liabilities	1,186,338	0.74%	1,261,944	1.03%
Non-interest bearing deposits	254,957		225,610
Non-interest bearing liabilities	10,490		8,714
Preferred equity	19,038		17,720
Common equity	100,171		93,025
Total average liabilities and equity	$1,570,994		$1,607,013
Net interest spread		3.41%		3.54%
Effect of non-interest bearing deposits		0.13%		0.16%
Effect of leverage		(0.01)%		(0.03)%
Net interest margin, tax-equivalent		3.53%		3.67%
Less tax equivalent adjustment:
Investments		0.05%		0.05%
Loans		0.01%		0.01%
Reported book net interest margin		3.47%		3.61%

First M&F Corporation
Notes to Financial Schedules

(a) Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(b) Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by
(Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(c) Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)